Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 5, 2017 relating to the financial statements of Fortuneswell Corporation for the years ended December 31, 2016 and 2015 appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Experts" in such Prospectus.

DALE MATHESON CARR-HILTON LABONTE LLP Chartered Professional Accountants
Vancouver, Canada
July 13, 2017